NUMBER                                                        SHARES
                                                           COMMON STOCK

                         FACTORY STORES OF AMERICA, INC.
                            [STAMPED "Name changed to
                               FAC REALTY, INC."]
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE



                                                         CUSIP 301953 10 S





This certifies that is the owner of FULLY PAID AND NON-ASSESSABLE SHARES OF COMMONSTOCK OF THE PAR VALUE OF $.01 EACH OF FAC REALTY, INC. (the Corporation), transferable on the books of the Corporation by the owner hereof in person or by duly authorized attorney upon a surrender of this Certificate properly endorsed.

This Certificate is not valid until countersigned by the Transfer Agent and Registrar.

Witness the signatures of its duly authorized officers.


Dated:
                                      /s/ David A. Hodson
                                      PRESIDENT



                                      /s/ John M. Slocum
                                      SECRETARY




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